Exhibit 99.1

Y-mAbs Announces First Quarter 2020 Financial Results and Recent Corporate Developments

New York, NY, May 7, 2020 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today reported financial results for the first quarter 2020.

“We are very pleased with our first quarter 2020 financial results, especially seen in conjunction with the completion of our naxitamab BLA submission to the FDA and the notable progress we’ve made on our rolling BLA submission for omburtamab, as well as the continued commercial ramp-up for the potential launch of both compounds. After the balance sheet date, we entered into an exclusive licensing agreement with MSK and MIT for the SADA technology, which we believe may be a potential game changer in therapeutic and diagnostic use of Liquid RadiationTM,” stated Thomas Gad, Founder, Chairman, President and Head of Business Development and Strategy.

Dr. Claus Moller, Chief Executive Officer, continued, “We have worked hard to complete the submission of the naxitamab BLA in March, and were excited to see the application go in. The omburtamab BLA application process is well underway, and after our recent pre-BLA meeting with the FDA, we have made good progress on that submission. We expect to start submitting a rolling BLA in May, with anticipated completion in June.”

First Quarter 2020 and Recent Corporate Developments

•	Subsequent to the end of the first quarter, on April 24, 2020, Y-mAbs announced the appointment of Laura J. Hamill to its Board of Directors.

•	Also, subsequent to the end of the first quarter, on April 15, 2020, Y-mAbs announced that it has entered into an agreement with Memorial Sloan Kettering Cancer Center and the Massachusetts Institute of Technology for a worldwide exclusive license and research collaboration for the SADA technology, a concept we refer to as Liquid RadiationTM.

•	After the close of the first quarter, on April 1, 2020, Y-mAbs announced that the Company completed the submission of its rolling BLA submission to the FDA for naxitamab on March 31, 2020.

•	On February 26, 2020, Y-mAbs announced a Pre-BLA meeting with the FDA for omburtamab.

Financial Results

Y-mAbs reported a net loss for the first quarter of 2020 of $26.2 million, or $0.66 per basic and diluted share, compared to a net loss of $15.9 million, or $0.47 per basic and diluted share, reported for the first quarter of 2019.

Operating Expenses

Research and Development

Research and development expenses were $18.6 million for the quarter ended March 31, 2020, compared to $12.5 million for the quarter ended March 31, 2019, an increase of $6.1 million. The increase in research and development expenses primarily reflects the following:

•	$2.8 million increase in outsourced research and supplies to support the expansion of our product development activities;
•	$2.1 million increase in personnel costs; and
•	$0.9 million increase in outsourced manufacturing for our two lead product candidates, naxitamab and omburtamab.

General and Administration

General and administrative expenses were $8.1 million for the quarter ended March 31, 2020, compared to $3.7 million for the quarter ended March 31, 2019, an increase of $4.4 million. Such increase in general and administrative expenses primarily reflects the following:

•	$1.6 million increase in personnel costs; and
•	$1.6 million increase in commercial infrastructure costs.

Cash and Cash Equivalents

The Company had approximately $185.8 million in cash and cash equivalents as of March 31, 2020, compared to $207.1 million as of December 31, 2019. The decrease of $21.4 million was primarily attributable to the increased costs of operation as the Company completed its BLA submission for naxitamab and prepared the upcoming submission of the rolling BLA for omburtamab, as wells as build-up of the Company’s commercial infrastructure, and increased personnel costs related to thesse activities.

Webcast and Conference Call

The Company will host a conference call on Friday, May 8, 2020 at 9 am eastern time. To participate in the call, please dial 855-327-6838 (domestic) or 604-235-2082 (international) and reference the access code 10009507. A webcast will be available at: http://public.viavid.com/index.php?id=139639

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development and commercialization plans; current and future clinical and pre-clinical studies and our research and development programs; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; potential adverse affects on our business, financial condition and results of operations from the global COVID-19 pandemic; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in our Annual Report on Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Y-MABS THERAPEUTICS, INC.

Consolidated Balance Sheets

(unaudited)

 (in thousands, except share data)

	March 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$185,774	$207,136
Other current assets	4,062	4,819
Total current assets	189,836	211,955
Property and equipment, net	1,992	2,052
Operating lease right-of-use assets	1,865	1,989
Other assets	381	370
TOTAL ASSETS	$194,074	$216,366
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$10,260	$8,520
Accrued liabilities	4,035	4,550
Operating lease liabilities, current portion	548	516
Total current liabilities	14,843	13,586
Accrued milestone and royalty payments	1,901	1,921
Operating lease liabilities, long-term portion	1,543	1,714
Other liabilities	457	242
TOTAL LIABILITIES	18,744	17,463
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 5,500,000 shares authorized at
March 31, 2020 and December 31, 2019; none issued at
March 31, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized at
March 31, 2020 and December 31, 2019; 39,757,623 and 39,728,416
shares issued at March 31, 2020 and December 31, 2019, respectively	4	4
Additional paid in capital	367,293	364,712
Accumulated other comprehensive income	75	50
Accumulated deficit	(192,042)	(165,863)
TOTAL STOCKHOLDERS’ EQUITY	175,330	198,903
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$194,074	$216,366

Y-MABS THERAPEUTICS, INC.

Consolidated Statements of Net Loss and Comprehensive Loss

(unaudited)

 (In thousands, except share and per share data)

	For the year ended March 31,
	2020	2019
OPERATING EXPENSES
Research and development	$18,622	$12,511
General and administrative	8,125	3,742
Total operating expenses	26,747	16,253
Loss from operations	(26,747)	(16,253)
OTHER INCOME, NET
Interest and other income, net	568	319
NET LOSS	$(26,179)	$(15,934)
Other comprehensive income
Foreign currency translation	25	56
COMPREHENSIVE LOSS	$(26,154)	$(15,878)
Net loss per share attributable to common stockholders, basic and diluted	$(0.66)	$(0.47)
Weighted average common shares outstanding, basic and diluted	39,753,583	34,193,666

Contact:

Y-mAbs Therapeutics, Inc.

230 Park Avenue, Suite 3350

New York, NY 10169

USA

+1 646 885 8505

E-mail: info@ymabs.com